Exhibit B

The following table sets forth all transactions with respect to the Shares effected in the last sixty days by the Reporting Persons, inclusive of any transactions effected through 1:00 p.m., Los Angeles time, on October 6, 2016. All such transactions were sales of Shares effected in the open market. The per share prices noted in the table below include commissions paid.

Nature of Transaction	Reporting Person	Date of Transaction	Amount of Securities	Price Per Share ($)
Sale of Common Stock	Dalton Investments LLC*	8/8/2016	90,000	19.34
Sale of Common Stock	Dalton Investments LLC*	8/9/2016	111,100	18.24
Sale of Common Stock	Dalton Investments LLC*	8/11/2016	25,302	17.98
Sale of Common Stock	Dalton Investments LLC*	8/12/2016	39,298	18.08
Sale of Common Stock	Dalton Investments LLC*	8/15/2016	24,257	17.98
Sale of Common Stock	Dalton Investments LLC*	8/17/2016	15,615	17.97
Sale of Common Stock	Dalton Investments LLC*	8/25/2016	4,559	17.96
Sale of Common Stock	Dalton Investments LLC*	9/15/2016	572	15.96
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/15/2016	100	15.96
Sale of Common Stock	Dalton Investments LLC*	9/16/2016	6,173	15.96
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/16/2016	800	15.97
Sale of Common Stock	Dalton Investments LLC*	9/19/2016	37,410	16.09
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/19/2016	4,600	16.09
Sale of Common Stock	Dalton Investments LLC*	9/20/2016	29,029	16.00
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/20/2016	3,600	16.00
Sale of Common Stock	Dalton Investments LLC*	9/21/2016	57,800	16.11
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/21/2016	7,200	16.11
Sale of Common Stock	Dalton Investments LLC*	9/22/2016	58,555	16.13
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/22/2016	7,300	16.13
Sale of Common Stock	Dalton Investments LLC*	9/23/2016	31,711	16.20
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/23/2016	3,900	16.20
Sale of Common Stock	Dalton Investments LLC*	9/26/2016	4,436	15.98
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/26/2016	500	15.98
Sale of Common Stock	Dalton Investments LLC*	9/27/2016	17,616	16.04
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/27/2016	2,200	16.04

Sale of Common Stock	Dalton Investments LLC*	9/28/2016	31,734	16.06
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/28/2016	4,000	16.06
Sale of Common Stock	Dalton Investments LLC*	9/29/2016	6,900	16.02
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/29/2016	900	16.02
Sale of Common Stock	Dalton Investments LLC*	9/30/2016	49,936	15.59
Sale of Common Stock	Rosenwald Capital Management, Inc. **	9/30/2016	5,800	15.59
Sale of Common Stock	Dalton Investments LLC*	10/3/2016	24,113	15.54
Sale of Common Stock	Rosenwald Capital Management, Inc. **	10/3/2016	800	15.54
Sale of Common Stock	Dalton Investments LLC*	10/4/2016	6,380	15.46
Sale of Common Stock	Rosenwald Capital Management, Inc. **	10/4/2016	200	15.46
Sale of Common Stock	Dalton Investments LLC*	10/5/2016	98,735	15.39
Sale of Common Stock	Dalton Investments LLC*	10/5/2016	6,514	15.99
Sale of Common Stock	Rosenwald Capital Management, Inc. **	10/5/2016	3,100	15.39
Sale of Common Stock	Dalton Investments LLC*	10/6/2016	15,700	15.97

*	Includes all of the Dalton Individual Reporting Persons.
**	Includes the RCM Individual Reporting Person.